Registration No. 333-96625

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIASYS HEALTHCARE INC.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of	04-3505871
incorporation of organization)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200
Conshohocken, PA 19428
(Address of principal executive offices)

VIASYS Healthcare Inc. Equity Incentive Plan
(Full title of the plans)

Randy H. Thurman
President and Chief Executive Officer
VIASYS Healthcare Inc.
227 Washington Street, Suite 200
Conshohocken, PA 19428
(Name and address of agent for service)

(610) 862-0800
(Telephone number, including area code, of agent for service)

Copy to:
Timothy Maxwell, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103
(215) 963-5000

As a result of the merger of Eagle Merger Corp., a Delaware corporation, with and into VIASYS Healthcare Inc. (the “Registrant”), the Registrant became a wholly-owned subsidiary of Cardinal Health, Inc., an Ohio corporation, and the VIASYS Healthcare Inc. Equity Incentive Plan (the “Plan”) was terminated.  Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the remaining shares of the Registrant’s Common Stock that were available for issuance under the Plan.

Pursuant to the power conferred on the Registrant in accordance with the provisions of Rule 478 under the Securities Act of 1933, as amended, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to reduce the amount of securities registered, pursuant to its undertaking contained in paragraph (a)(3) of item 9 of the Registration Statement, as initially filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Conshohocken, Pennsylvania, on this 28th day of June, 2007.

VIASYS HEALTHCARE INC.

By:	/s/ Matthew M. Bennett
Matthew M. Bennett
Executive Vice President, Legal, Business Development and Regulatory and Quality Affairs, and Secretary